Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., December 5, 2012 – Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter ended October 31, 2012.

“In Q3, we had strong profitability and cash from operations, despite the economic environment.   We believe we are well positioned for long-term growth in both the enterprise and security intelligence markets due to our broad product portfolio and strong competitive position,” said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three and nine months ended October 31, 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2012 - GAAP	Three Months Ended October 31, 2012 - Non-GAAP
Revenue: $201.5 million	Revenue: $202.6 million
Operating Income: $16.8 million	Operating Income: $45.7 million
Diluted EPS: $0.04	Diluted EPS: $0.63

Nine Months Ended October 31, 2012 - GAAP	Nine Months Ended October 31, 2012 - Non-GAAP
Revenue: $610.6 million	Revenue: $618.0 million
Operating Income: $64.0 million	Operating Income: $128.2 million
Diluted EPS: $0.41	Diluted EPS: $1.74

Financial Outlook
Below is Verint's non-GAAP outlook for the year ending January 31, 2013.

•	We expect revenue in the range of $845 million plus or minus 1%

•	We expect diluted earnings per share in the range of $2.50 plus or minus 5 cents

Timing of Verint/CTI Merger
Verint continues to expect the previously announced merger with Comverse Technology, Inc. (“CTI”) to close in February 2013.  The closing of the merger is subject to certain conditions including, among other things, the effectiveness of Verint's Form S-4 registration statement and receipt of the approvals of Verint and CTI shareholders, and there can be no assurance as to when or if the transactions contemplated by the merger agreement will be consummated.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the third quarter ended October 31, 2012 and outlook for the year ending January 31, 2013. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-866-510-0705 (United States) and 1-617-597-5363 (international) and the passcode is 44122593. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2013.
About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps worldwide organizations capture and analyze complex, underused information sources–such as voice, video and unstructured text–to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks associated with the planned merger (the "Merger") with our controlling stockholder, CTI, pursuant to the terms and conditions of the Agreement and Plan of Merger we executed on August 12, 2012 (the “Merger Agreement”), including risks associated with our and CTI's ability to satisfy the conditions and terms of the Merger, and to execute the Merger in the estimated timeframe, or at all, and the issuance of shares of our common stock in connection with the Merger; uncertainties regarding the expected benefits of the Merger; risks arising as a result of unknown or unexpected CTI obligations or liabilities assumed upon completion of the Merger, or as a result of parties obligated to provide us with indemnification being unwilling or unable to stand behind such obligations; risks associated with any litigation against us or our directors or officers that we may face, or any litigation against counterparties that we may inherit, in connection with the Merger; uncertainties regarding the tax consequences of the Merger; risks associated with CTI's current ability to control our board of directors and the outcome of matters submitted for stockholder action;

risks associated with being a consolidated subsidiary of CTI and formerly part of CTI's consolidated tax group; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our ability to efficiently and effectively allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain undetected defects, which could expose us to substantial liability; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks relating to our ability to timely implement new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2012, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.
Additional Information
This press release does not constitute an offer of any securities for sale. In connection with the merger, Verint and CTI expect to file with the Securities and Exchange Commission a definitive joint proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and any other relevant documents filed by Verint and/or CTI with the Securities Exchange Commission because they will contain important information about Verint and CTI and the proposed transaction. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus and other documents when filed by Verint and CTI with the Securities and Exchange Commission at www.sec.gov or www.verint.com or www.cmvt.com. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

This press release is not a solicitation of a proxy from any security holder of Verint or CTI and shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.  However, Verint, CTI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the Securities and Exchange Commission.  Information about the directors and executive officers of Verint may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its definitive proxy statement relating to its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 14, 2012.  Information about the directors and executive officers of CTI may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its definitive proxy statement on Schedule 14A filed with the SEC on September 6, 2012 and the preliminary information statement attached thereto.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
Three and Nine Months Ended October 31, 2012 and 2011
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2012	2011	2012	2011
Revenue:
Product	$87,404	$101,164	$281,393	$284,865
Service and support	114,116	98,200	329,188	285,790
Total revenue	201,520	199,364	610,581	570,655
Cost of revenue:
Product	25,420	33,623	92,694	89,368
Service and support	36,166	33,091	105,772	96,469
Amortization of acquired technology and backlog	3,696	3,425	11,124	8,760
Total cost of revenue	65,282	70,139	209,590	194,597
Gross profit	136,238	129,225	400,991	376,058
Operating expenses:
Research and development, net	27,732	28,464	86,330	81,640
Selling, general and administrative	85,626	76,536	232,302	218,988
Amortization of other acquired intangible assets	6,109	5,943	18,342	16,904
Total operating expenses	119,467	110,943	336,974	317,532
Operating income	16,771	18,282	64,017	58,526
Other income (expense), net:
Interest income	125	153	379	447
Interest expense	(7,698)	(7,905)	(23,283)	(24,556)
Loss on extinguishment of debt	—	—	—	(8,136)
Other income (expense), net	(340)	(1,313)	(189)	437
Total other expense, net	(7,913)	(9,065)	(23,093)	(31,808)
Income before provision for income taxes	8,858	9,217	40,924	26,718
Provision for (benefit from) income taxes	2,243	(704)	9,414	3,968
Net income	6,615	9,921	31,510	22,750
Net income attributable to noncontrolling interest	1,144	470	3,397	2,936
Net income attributable to Verint Systems Inc.	5,471	9,451	28,113	19,814
Dividends on preferred stock	(3,909)	(3,747)	(11,521)	(11,003)
Net income attributable to Verint Systems Inc. common shares	$1,562	$5,704	$16,592	$8,811

Net income per common share attributable to Verint Systems Inc.
Basic	$0.04	$0.15	$0.42	$0.23
Diluted	$0.04	$0.15	$0.41	$0.22

Weighted-average common shares outstanding
Basic	39,785	38,807	39,622	38,263
Diluted	39,922	39,263	40,094	39,267

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
Three and Nine Months Ended October 31, 2012 and 2011
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2012	2011	2012	2011
GAAP Revenue By Segment:
Enterprise Intelligence	$121,802	$114,312	$348,004	$317,235

Video Intelligence	25,239	32,241	92,076	102,216
Communications Intelligence	54,479	52,811	170,501	151,204
Total Video and Communications Intelligence	79,718	85,052	262,577	253,420
GAAP Total Revenue	$201,520	$199,364	$610,581	$570,655

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$443	$2,824	$3,655	$2,824

Video Intelligence	348	852	1,840	1,814
Communications Intelligence	338	1,535	1,880	1,535
Total Video and Communications Intelligence	686	2,387	3,720	3,349
Total Revenue Adjustments Related to Acquisitions	$1,129	$5,211	$7,375	$6,173

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$122,245	$117,136	$351,659	$320,059

Video Intelligence	25,587	33,093	93,916	104,030
Communications Intelligence	54,817	54,346	172,381	152,739
Total Video and Communications Intelligence	80,404	87,439	266,297	256,769
Non-GAAP Total Revenue	$202,649	$204,575	$617,956	$576,828

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
Three and Nine Months Ended October 31, 2012 and 2011
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2012	2011	2012	2011

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$136,238	$129,225	$400,991	$376,058
Revenue adjustments related to acquisitions	1,129	5,211	7,375	6,173
Amortization of acquired technology and backlog	3,696	3,425	11,124	8,760
Stock-based compensation expenses	821	765	2,114	2,361
M&A and other adjustments	407	(18)	412	396
Non-GAAP gross profit	$142,291	$138,608	$422,016	$393,748

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$16,771	$18,282	$64,017	$58,526
Revenue adjustments related to acquisitions	1,129	5,211	7,375	6,173
Amortization of acquired technology and backlog	3,696	3,425	11,124	8,760
Amortization of other acquired intangible assets	6,109	5,943	18,342	16,904
Stock-based compensation expenses	6,685	6,650	18,318	20,841
M&A and other adjustments	11,344	4,518	9,026	12,728
Non-GAAP operating income	45,734	44,029	128,202	123,932
GAAP depreciation and amortization	14,211	13,613	42,476	39,152
Amortization of acquired technology and backlog	(3,696)	(3,425)	(11,124)	(8,760)
Amortization of other acquired intangible assets	(6,109)	(5,943)	(18,342)	(16,904)
M&A and other adjustments	—	—	(84)	(244)
Non-GAAP depreciation and amortization	4,406	4,245	12,926	13,244
Non-GAAP EBITDA	$50,140	$48,274	$141,128	$137,176

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(7,913)	$(9,065)	$(23,093)	$(31,808)
Loss on extinguishment of debt	—	—	—	8,136
Unrealized (gains) losses on derivatives, net	254	(688)	(143)	42
M&A and other adjustments	1,006	89	917	89
Non-GAAP other expense, net	$(6,653)	$(9,664)	$(22,319)	$(23,541)

Table of Reconciliation from GAAP Provision for (Benefit from) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$2,243	$(704)	$9,414	$3,968
Non-cash tax adjustments	3,375	4,986	4,387	7,577
Non-GAAP provision for income taxes	$5,618	$4,282	$13,801	$11,545

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$5,471	$9,451	$28,113	$19,814
Revenue adjustments related to acquisitions	1,129	5,211	7,375	6,173
Amortization of acquired technology and backlog	3,696	3,425	11,124	8,760
Amortization of other acquired intangible assets	6,109	5,943	18,342	16,904
Stock-based compensation expenses	6,685	6,650	18,318	20,841
M&A and other adjustments	12,350	4,607	9,943	12,817
Loss on extinguishment of debt	—	—	—	8,136
Unrealized (gains) losses on derivatives, net	254	(688)	(143)	42
Non-cash tax adjustments	(3,375)	(4,986)	(4,387)	(7,577)
Total GAAP net income adjustments	26,848	20,162	60,572	66,096
Non-GAAP net income attributable to Verint Systems Inc.	$32,319	$29,613	$88,685	$85,910

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$1,562	$5,704	$16,592	$8,811
Total GAAP net income adjustments	26,848	20,162	60,572	66,096
Non-GAAP net income attributable to Verint Systems Inc. common shares	$28,410	$25,866	$77,164	$74,907

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.04	$0.15	$0.41	$0.22

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.63	$0.59	$1.74	$1.72

Shares used in computing GAAP diluted net income per common share (in thousands)	39,922	39,263	40,094	39,267

Shares used in computing non-GAAP diluted net income per common share (in thousands)	51,018	49,937	51,083	49,840

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
October 31, 2012 and January 31, 2012
(Unaudited)

(in thousands, except share and per share data)	October 31, 2012	January 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$192,028	$150,662
Restricted cash and bank time deposits	11,518	12,863
Accounts receivable, net	157,402	154,753
Inventories	11,711	14,414
Deferred cost of revenue	4,457	11,951
Prepaid expenses and other current assets	53,041	56,047
Total current assets	430,157	400,690
Property and equipment, net	37,167	28,289
Goodwill	831,432	828,758
Intangible assets, net	154,253	184,230
Capitalized software development costs, net	6,126	5,846
Long-term deferred cost of revenue	7,486	13,285
Other assets	31,997	38,497
Total assets	$1,498,618	$1,499,595

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$45,726	$49,441
Accrued expenses and other current liabilities	170,444	168,947
Current maturities of long-term debt	6,438	6,228
Deferred revenue	138,653	156,772
Liabilities to affiliates	—	1,760
Total current liabilities	361,261	383,148
Long-term debt	586,146	591,151
Long-term deferred revenue	14,257	25,987
Other liabilities	53,804	69,472
Total liabilities	1,015,468	1,069,758
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $362,374 at October 31, 2012.	285,542	285,542
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 40,397,000 and 39,265,000 shares; outstanding 40,095,000 and 38,982,000 shares as of October 31, 2012 and January 31, 2012, respectively.	40	40
Additional paid-in capital	574,462	554,351
Treasury stock, at cost - 302,000 and 283,000 shares as of October 31, 2012 and January 31, 2012, respectively.	(8,013)	(7,466)
Accumulated deficit	(329,651)	(357,764)
Accumulated other comprehensive loss	(45,751)	(47,736)
Total Verint Systems Inc. stockholders' equity	191,087	141,425
Noncontrolling interest	6,521	2,870
Total stockholders' equity	197,608	144,295
Total liabilities, preferred stock, and stockholders' equity	$1,498,618	$1,499,595

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Nine Months Ended October 31, 2012 and 2011
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$31,510	$22,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,476	39,152
Stock-based compensation - equity portion	15,544	17,211
Non-cash losses on derivative financial instruments, net	123	1,225
Loss on extinguishment of debt	—	8,136
Other non-cash items, net	(5,955)	4,049
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(2,481)	(1,698)
Inventories	1,761	1,629
Deferred cost of revenue	13,185	7,824
Prepaid expenses and other assets	6,261	2,354
Accounts payable and accrued expenses	(10,170)	(22,996)
Deferred revenue	(29,968)	(24,583)
Other, net	2,848	(9,822)
Net cash provided by operating activities	65,134	45,231

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(660)	(98,698)
Purchases of property and equipment	(11,472)	(9,238)
Settlements of derivative financial instruments not designated as hedges	(266)	(1,183)
Cash paid for capitalized software development costs	(2,921)	(2,542)
Change in restricted cash and bank time deposits	1,271	5,893
Net cash used in investing activities	(14,048)	(105,768)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	597,000
Repayments of borrowings and other financing obligations	(5,130)	(585,514)
Payments of debt issuance and other debt-related costs	(217)	(15,280)
Proceeds from exercises of stock options	1,771	9,394
Purchases of treasury stock	(615)	(827)
Payments of contingent consideration for business combinations (financing portion)	(6,074)	(2,004)
Net cash provided by (used in) financing activities	(10,265)	2,769
Effect of exchange rate changes on cash and cash equivalents	545	275
Net increase (decrease) in cash and cash equivalents	41,366	(57,493)
Cash and cash equivalents, beginning of period	150,662	169,906
Cash and cash equivalents, end of period	$192,028	$112,413

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred (and excluded from our non-GAAP financial measures) significant cash-settled stock compensation expense due to our previous extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings and expenses associated with our merger with CTI. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations, and expenses related to our restatement of previously filed financial statements and our previous extended filing delay. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.